   As filed with the Securities and Exchange Commission on October 26, 1995


                          Registration No. 33-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SURETY CAPITAL CORPORATION
--------------------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

                 DELAWARE                                75-2065607
--------------------------------------------------------------------------------
          (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)           Identification No.)

            1845 PRECINCT LINE ROAD, SUITE 100, HURST, TEXAS  76054
--------------------------------------------------------------------------------
                   (Address of Principal Executive Offices)

        1995 INCENTIVE STOCK OPTION PLAN OF SURETY CAPITAL CORPORATION
--------------------------------------------------------------------------------
                           (Full title of the plan)

   MR. C. JACK BEAN, 1845 PRECINCT LINE ROAD, SUITE 100, HURST, TEXAS 76054
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 817-498-2749
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS AND NOTICES TO:

                              MARGARET E. HOLLAND
                                TRACY & HOLLAND
                      306 WEST SEVENTH STREET, SUITE 500
                           FORT WORTH, TEXAS  76102
                                 817-335-1050
                            817-332-3140 (TELECOPY)
                           (COUNSEL FOR THE ISSUER)

                            CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
     Title of                         Proposed Maximum       Proposed Maximum        Amount of
  Securities to      Amount to be      Offering Price        Aggregate Offer-       Registration
  be Registered       Registered       Per Share/(1)(2)/      ing Price/(1)(2)/        Fee
------------------------------------------------------------------------------------------------
  Common Stock,         100,000          $4.46875               $446,875.00           $154.10
 par value $0.01        shares
------------------------------------------------------------------------------------------------

  (1) Computed in accordance with Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on the American Stock Exchange, Inc. for October 23, 1995.

  (2)  Determined solely for the purpose of computing the registration fee.

                             ____________________

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by the Company with the Commission are incorporated herein by reference:

       (a)  Annual Report on Form 10-K for the fiscal year ended December 31,
            1994;

       (b)  Current Report on Form 8-K dated January 11, 1995;

       (c) Amendment to the Current Report on Form 8-K/A for event dated December 20, 1994, filed February 6, 1995;

       (d) Amendment to the Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended June 30, 1994, filed June 19, 1995;

       (e)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

       (f)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

       (g)  Current Report on Form 8-K dated September 28, 1995; and

       (h) The description of the Common Stock contained in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents with the Commission.

  ITEM 4.  DESCRIPTION OF SECURITIES.

       The shares being offered hereunder are registered under Section 12 of the Exchange Act.

  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Neither any expert named in the Registration Statement as having prepared or certified any part hereof (or as named as having prepared or certified a report or valuation for use in connection with the Registration Statement), nor any counsel for the Company named in the Prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter through the date of effectiveness of this Registration Statement or that part of this Registration Statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the Registration Statement, a substantial interest, direct or indirect, in the Company or its subsidiary or was connected with the Company or the subsidiary as a promoter, underwriter, voting trustee, director, officer or employee.

  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the General Delaware Corporation Law (the "Act") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The Company's articles of incorporation and bylaws provide for the indemnification of its directors and officers to the full extent permitted by law.

       In particular, the Company shall indemnify any director, officer or employee or former director, officer or employee of the Company, or any person who may have served at its request, as a director, officer or employee of another corporation in which it owns shares of stock, or of which it is a creditor, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the full extent permitted by Section 145 of the General Delaware Corporation Law, including the power to purchase and maintain insurance, as provided in Paragraph (g) of said Section 145.

  ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

  ITEM 8.  EXHIBITS.

       5     Opinion and Consent of Tracy & Holland*

      23.01  Consent of Tracy & Holland (contained in the Opinion filed as
             Exhibit 5 to this Registration Statement)*

      23.02 Consent of Coopers & Lybrand, independent certified public accountants*

      99.01  1995 Incentive Stock Option Plan of Surety Capital Corporation (1)
             (10.12)

   ______________________________

      *      Filed herewith.

      (1) Filed with the Company's Form 10-K dated December 31, 1994 and incorporated by reference herein.

   ITEM 9.  UNDERTAKINGS.

       (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amend ment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

       Know All Men By These Presents that each person whose signature appears on the signature pages of this Registration Statement constitutes and appoints
  C. Jack Bean and Bobby W. Hackler, and each of them, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them or his substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 17, 1995.

                                    SURETY CAPITAL CORPORATION
                                           (Registrant)



                                 By:/s/ C. Jack Bean
                                    ----------------------------------------
                                    C. Jack Bean, Chairman of the
                                    Board and Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                     TITLE                 DATE
         ---------                     -----                 ----
/s/ C. Jack Bean              Chairman of the Board    October 17, 1995
----------------------------
C. Jack Bean                  and Director (Princi-
                              pal Executive Officer)

/s/ G. M. Heinzelmann, III    President and            October 17, 1995
----------------------------
G. M. Heinzelmann, III        Director


/s/ Bobby W. Hackler          Vice President,          October 17, 1995
----------------------------
Bobby W. Hackler              Secretary and Chief
                              Financial Officer
                              (Principal Accounting
                              Officer)

/s/ William B. Byrd           Director                 October 17, 1995
----------------------------
William B. Byrd


/s/ Joseph S. Hardin          Director                 October 17, 1995
----------------------------
Joseph S. Hardin

                                     II-5

/s/ Michael L. Milam          Director                 October 17, 1995
----------------------------
Michael L. Milam


/s/ Garrett Morris            Director                 October 17, 1995
----------------------------
Garrett Morris


/s/ Cullen W. Turner          Director                 October 17, 1995
----------------------------
Cullen W. Turner

                               INDEX TO EXHIBITS

                                                   SEQUENTIALLY
 EXHIBIT                                             NUMBERED
 NUMBER                   EXHIBIT                      PAGE
---------------------------------------------------------------

  5         Opinion and Consent of Tracy & Holland     ___

 23.01      Consent of Tracy & Holland (contained      ___
            in the Opinion filed as Exhibit 5 to
            this Registration Statement)

 23.02      Consent of Coopers & Lybrand, indepen-     ___
            dent certified public accountants